                                                                   EXHIBIT 10(M)

                                  MASTER LEASE
                                  ------------

          THIS MASTER LEASE (this "Lease"), is made and entered into as of March 1, 1999, by and between Anthony J. Marcozzi, and The Real Viking, Inc. a Pennsylvania business corporation, a joint venture (collectively the "Lessor") and The Bryn Mawr Trust Company, a Pennsylvania banking institution subject to the Pennsylvania banking Code of 1965, as amended (the "Lessee")

                                    RECITALS:

          WHEREAS, the Lessor is the owner of certain lots or pieces of ground with the buildings know as 2 and 6 Bryn Mawr Avenue (the "Buildings") and other improvements erected thereon located in the Township of Lower Merion, County of Montgomery and Commonwealth of Pennsylvania described on Exhibit A attached
                                                         ---------
hereto and by this reference incorporated herein (the "Property");

          WHEREAS, the Buildings contain office and commercial facilities available for lease which have been leased by the Lessor to tenants for such purposes for many years;

          WHEREAS, the Lessor desires to lease the Property and the Buildings to the Lessee pursuant to the terms of this Lease which grant the Lessee exclusive responsibility for the Property, its management and the leasing of the Buildings to current and future tenants;

          WHEREAS, the Lessor desires to lease the Property and the Buildings to the Lessee and the Lessee desires to lease the Property and the Buildings from the Lessor on the terms and conditions set forth in this Lease;

          NOW THEREFORE, in consideration of the rents, covenants and agreements contained herein, for and in consideration of the mutual promises herein made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Lessor and Lessee hereby agree as follows:

          1. LEASE OF THE PROPERTY. Lessor is the owner of the Property and Buildings and Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the entire Property and the Buildings containing an aggregate of approximately 24,800 square feet of floor area as shown on Exhibit B attached
                                                           ---------
hereto.

          2. TERM.

     2.1 Term. The initial term of this Lease shall be for twenty-nine (29)
         ----
years, beginning on the Commencement Date (defined in Section 2.2), and ending
                                                      -----------
on the last day of the month in which the 29th annual anniversary of the Commencement Date occurs (the "Expiration Date"), unless sooner terminated or extended as provided herein (the "Initial Term") . For purposes of this Lease, the word "Term" shall mean the Initial Term and any Extension Term (as defined in Section 2.4).
   -----------

     2.2 Deliveries. This Lease shall commence upon delivery of the Property and
         ----------
Buildings by Lessor to the Lessee and acceptance of the Property and Buildings by Lessee (the "Commencement Date") . Lessee shall not be deemed to have accepted possession of the Property and Buildings until each of the following conditions has been satisfied: (a) Lessor shall execute and/or deliver to Lessee each of the documents specified in Section 12.1 of this Lease, (b) Lessee shall
                                   ------------
execute and deliver to Lessor each of the documents described in Section 12.3 of
                                                                 ------------
this Lease; and (c) Lessor and Lessee shall execute and deliver a fully executed counterpart of this Lease, and a written notice of delivery and acceptance of the Property and Buildings. Lessee shall not be required to take possession of the Property and Buildings prior to March 1, 1999 (the "Scheduled Delivery Date").

     2.3 Lease Year. For the purpose of this Lease, the term "Lease Year" shall
         ----------
mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the term of this Lease and each subsequent period of twelve (12) consecutive calendar months during the term of this Lease, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the term of this Lease plus the next succeeding twelve (12) full calendar months shall constitute the first Lease year of the term of this Lease.

     2.4      Extension of this Lease.
              -----------------------

              2.4.1 Lessee shall have the option to extend the term of this Lease for one (1) consecutive ten (10) year period (the "Extension Term"), upon the same terms and conditions as contained in this Lease and the rent for the Extension Term shall be as set forth in Article 3 below. To exercise the
                                        ---------
extension option, Lessee shall give written notice (the "Lessee's Extension Notice") of the Lessee's desire to extend this Lease to Anthony J. Marcozzi, while he is the Lessor, not less than two (2) years prior to the Expiration Date and to any person who has purchased the Buildings and Property from the Lessor not less than one (1) year prior to the Expiration Date. Lessee's Extension Notice shall be effective to extend the Term of the Lease without further documentation except as expressly provided in Section 2.4.2.
                         -------------

     2.4.2 The Lessor and the Lessee hereby both represent and warrant that the terms and conditions applicable to any Extension Term of this Lease including, without limitation, the rent payable by the Lessee for the Extension Term, which the Lessee has an option to obtain pursuant to Section 2.4.1 hereof, have not been determined by the Lessor and the Lessee and the terms and conditions of any Extension Term are subject to negotiations by the Lessor and Lessee if, and when, the Lessee exercises its option to obtain an Extension Term. At any time after Lessee has exercised its option to extend this Lease and the rent for the Extension Term has been finally determined, Lessor and Lessee, upon request of either, will sign and acknowledge a written memorandum evidencing Lessee's exercise of the extension option and stating the date to which such Extension Term will extend the Term and the rental rates that will be applicable during such Extension Term.

        3.  RENT.

     3.1 Rent. Lessee shall pay to Lessor, in such coin or currency of the
         ----
United States of America as at the time of payment shall be legal tender for the payment of public and private debts, without any setoff or reduction whatsoever, at the address stated herein, or to such other person or at such other place as Lessor may designate in writing, a net annual rent, which rent shall be adjusted as provide in this Article 3, in equal monthly installments, in advance on the
                   ---------
first day of each month during the term of this Lease, the first installment of which shall be paid on the date of execution of this Lease and all other charges payable by the Lessee hereunder, as follows:

                (a) For the first year through fifth year of this Lease an annual rental payment of Two Hundred Twenty Three Thousand Two Hundred Dollars ($ 223,200);

                (b) For the sixth year through tenth year of this Lease an annual rental payment of Two Hundred Fifty Two Thousand Eight Hundred and Six Dollars ($ 252,806);

                (c) Beginning with the eleventh year of this Lease through the twenty ninth year of this Lease the net annual rental required to be paid by the Lessee pursuant to this Lease shall be increased (the "Adjusted Rent") on the first day of each Rent Adjustment Period' based on percentage changes in the Consumer

-----------------

          1 "Rent Adjustment Period" shall for purposes of this Lease mean the three (3) five (5) year periods and one (1) four year

Price Index (the "Price Index") in the manner specified on Exhibit C attached
                                                           ---------
hereto and by this reference incorporated herein. For purposes of this Lease the Price Index shall mean the "U.S. Department of Labor, Bureau of Labor Statistics, Washington, DC 20212 Consumer Price Index all Urban Consumers - (CPI-U) U.S. city average (1982.84 = 100)" specified for "All Items" during each Rent Adjustment Computation Period;2

     (d) Notwithstanding any provision of the Article 3 the increase in the
                                              ---------
Adjusted Rent as a percentage of the rent paid by the Lessee during the prior Rent Adjustment Period shall be a minimum of Three Percent (3%) but shall not exceed Seven Percent (7%) of the annual rent paid by the Lessee during the immediately preceding Rent Adjustment Period.

     (e) In addition, Lessee shall pay all other charges and expenses of the Building and Property as they are due and payable in a manner to avoid late charges and penalties and fines and avoid liens on the Building and Property. Expenses, charges and rent for any period during the term of this Lease, other than one calendar month, shall be prorated on a daily basis based on a three hundred sixty-five (365) day year.

     (f) If either Lessor or Lessee claims to be" entitled to a rent adjustment in accordance with the above provisions, such party shall send a notice to the other setting forth the adjusted rent claimed to be payable. Such notice shall be sent within twelve (12) months following publication of the applicable Price Index. In the event of an upward adjustment in the rent, Lessee shall pay to Lessor, within fifteen (15) business days of receiving such notice, the additional rent owed for the prior Lease Year and for the months which have elapsed in the then current Lease Year. In the event of an improper calculation of the Adjusted Rent, Lessee shall be entitled to deduct from the rent payment or payments next succeeding such notice an amount equal to the reduction in rent for the prior Lease Year and for the months which have elapsed in the then current Lease Year. In the event of an adjustment in the rent applicable to the Lease Year during which this Lease terminates, Lessee shall pay to Lessor any additional rent owed for the months elapsed in such Lease Year. Lessor shall pay to Lessee an amount equal to the reduction in rent for the months elapsed in such Lease Year, within fifteen (15) business

--------------------
period from the eleventh (11th) through the twenty ninth (29th) years of the term of this Lease.

2 "Rent Adjustment Computation Period" for the purposes of this Lease shall mean the five (5) year period of time ending in each case one (1) year before each Rent Adjustment Period.

days of receiving such notice.

     (g) In the event the Price Index hereinabove referred to ceases to incorporate a significant number of the items set forth in the copy hereto annexed to Exhibit C, or if a substantial change occurred in the manner of computing such Price Index, then the Price Index shall be deemed to be the figure that would have resulted had no change occurred in the manner of computing such Price Index. In the event the Price Index (or a successor or substitute index) becomes unavailable, a reliable governmental or other nonpartisan publication evaluating the information theretofore used in determining the Price Index shall be used in lieu of such Price Index.

4. CONDITION OF THE PROPERTY, AND LESSEE'S POSSESSION OPERATION AND MANAGEMENT OF THE BUILDINGS AND PROPERTY.

     4.1 Condition of the Property. To the best of the Lessor's knowledge and
         -------------------------
belief, as of the Commencement Date, all structural parts of the Property and the Buildings including, without limitation, the foundation, roof, exterior walls, plumbing, electrical, heat ventilation, air conditioning and other mechanical systems (a) meet and comply with all federal, state, and local laws, ordinances and regulations and all handicapped accessibility standards, including, without limitation, those promulgated under the Americans With Disabilities Act. ("ADA"), and (b) are in good, workable and sanitary order, condition, and repair at the time of delivery of the Property to Lessee. Lessor represents and warrants that it has disclosed to Lessee any conditions or restrictions within Lessor's actual knowledge that would adversely affect Lessee's use and enjoyment of the Buildings and Property as contemplated by this Lease.

     4.2 Lessor's Obligations. Lessor represents and warrants that it installed
         --------------------
new signage indicating the DANGER involved with the electrical transformer at its sole cost and expense in a good and workmanlike manner before delivering the Property to Lessee. Lessor shall notify Lessee in writing when the Property and Buildings are ready for Lessee's occupancy and Lessee shall arrange promptly to inspect the Property and the Buildings before it signs the Lease. The Lessor has let the Property and the Buildings in their present condition and without any representations on the part of the Lessor, its officers, employees, servants and/or agents. It is understood and agreed that Lessor is under no duty to make repairs or alterations at the time of letting or at a time thereafter.

     4.3 Delay in Deliver of Possession of Property.  Lessee is entitled to
         ------------------------------------------
possession of the Property on the Scheduled Delivery Date. If the Commencement Date does not occur within ten

(10) days of the Scheduled Delivery Date, Lessee, at its option, may terminate this Lease upon written notice to Lessor. If Lessee elects to terminate this Lease, in addition to liquidated damages due for failure to fulfill the Letter of Intent, Lessor shall reimburse Lessee for all of Lessee's expenses incurred in connection with this Lease, including, without limitation, the lease negotiation costs and expenses (including the allocated cost of in-house personnel and outside counsel's fees, costs and expenses for the Lessee).

5.   USE, OPERATION AND COMPLIANCE.

     5.1 Use. Lessee may lease and release the Buildings and the Property and/or
         ---
use and occupy the Buildings and Property for office space and permitted retail use and related uses and otherwise as permitted by the laws and ordinances.

     5.2 Operations. Lessee shall manage and lease the Property and Buildings
         ----------
and operate its business conducted on the Property and in the Buildings in such manner and at such hours as Lessee considers proper in Lessee's business judgment.

     5.3 Compliance with Law. During the Term, Lessee, at its expense, shall
         -------------------
comply promptly with all laws, rules, and regulations made by any governmental authority having jurisdiction over Lessee's use of the Property and Buildings pertaining to (a) the physical condition of any improvements constructed by Lessee on the Property and in the Buildings ; and (b) Lessee's business operations in the Property. Lessee shall be required to make any seismic or structural upgrades, repairs, improvements or alterations to the Property or the Buildings in order to comply with the requirements of this Section 5.3. Lessee,
                                                           -----------
at its sole cost and expense, shall comply with all other laws, rules, regulations, and ordinances made by any governmental authority affecting the Buildings and the Property including, without limitation, all handicapped accessibility requirements.

6.   MAINTENANCE, REPAIRS, AND ALTERATIONS.

     6.1 Lessee's Obligations. Subject to the provisions of Section 6.2.and
         --------------------                               ---------------
Article 9, Lessee, at Lessee's expense, shall keep the Property and the
---------
Buildings in good order and repair, and shall be solely responsible for all costs for the operation, maintenance, repair and replacement of the Property and the Buildings, including the paved areas, and it shall at all times keep the sidewalks, driveways and parking areas clean and free of snow and ice accumulation. Lessor represents and warrants that it has or shall transfer or assign to Lessee all warranties, express or implied, under any contract or subcontracts relating to any improvements or equipment Lessor built or installed within the Property and the

Buildings including, without limitation, any warranty for the HVAC system, the roofs and replacement windows of the Buildings and the like.

     6.2 Lessor's Obligations. Anything herein to the contrary notwithstanding,
         --------------------
it is understood and agreed that Lessor shall not be responsible for any costs for the operation, maintenance, repair and replacement of the Property and the Buildings.

     6.3 Surrender. Upon the expiration or termination of this Lease, Lessee
         ---------
shall surrender the Property to Lessor in broom clean condition, except for ordinary wear and tear.

     6.4 Alterations and Improvements. Lessee, at Lessee's cost, may install
         ----------------------------
such improvements to the interior of the Buildings on the Property as Lessee deems necessary or desirable for the conduct of Lessee's business and the leasing of those premises. Lessee shall submit the plans and specifications (collectively the "Plans") for all exterior structural changes or improvements to the Property or Buildings which the Lessee proposes for Lessor's review and approval. Lessor shall have a period of sixty (60) days (the "Review Period") to review the Plans. Lessor shall not unreasonably withhold, condition or delay its approval of the Plans. Lessor shall be deemed to have approved the Plans as presented unless, on or before the last day of the Review Period, Lessor has delivered to Lessee a written description of the specific structural items in the Plans that are not acceptable and a description of the specific changes that must be made to the Plans to secure Lessor's approval. Lessee shall submit modified plans for approval by the Lessor and upon receipt of those modified Lessor shall be deemed to have approved the Plans as presented (the "Final Plans").

     6.5 Liens. Lessee shall not permit any mechanics' or materialmen's liens to
         -----
be levied against the Property for any labor or material furnished to Lessee or to its agents or contractors; provided, however, that Lessee shall not be required to pay or otherwise satisfy any claims or discharge such liens so long as Lessee, in good faith and at its own expense, contests the same or the validity thereof by appropriate proceedings and posts a bond--or takes other steps acceptable to Lessor that stay enforcement of such lien.

     6.6 Ownership and Removal of Improvements, Fixtures, Equipment and
         --------------------------------------------------------------
Furnishings.
-----------

        6.6.1 All personal property, furnishings, machinery, trade fixtures, equipment and improvements (trade or otherwise) which Lessee installs in the Property ("Lessee's

Property") shall remain the property of Lessee. Upon the termination or expiration of the Term, Lessee may remove Lessee's Property from the Property and the Buildings no later than the termination or expiration date of this Lease. In addition, Lessee may remove from the Property and the Buildings all items and structural characteristics installed by Lessee that are indicative of Lessee's business and may otherwise "de-identify" the Property and the Buildings, as Lessee reasonably believes necessary or appropriate for the protection of Lessee's interest in Lessee's trademarks, trade names or copyrights. Lessee shall repair any damage to the Property or the Buildings caused by such removal, including patching and filling holes. In no event shall Lessee remove or be required to remove any restrooms, flooring, ceilings, utility or electrical components located inside the walls or HVAC systems. All other utility systems will be capped and returned to a condition compatible with code requirements.

        6.6.2 Any of Lessee's property not removed from the Property and Buildings on the date the Lease terminates or expires shall be deemed abandoned and shall thereupon become the property of Lessor. Lessor may possess and dispose of such property provided that the Lessor shall not use nor permit anyone claiming through the Lessor to use on the Building or Property any item protected by the Lessee's intellectual property rights. This provision shall apply under all circumstances, including default by Lessee under this Lease.

7.   INSURANCE AND INDEMNITY.

        7.1 Lessee's Insurance. It is understood and agreed that Lessee will
            ------------------
comply with the insurance requirements set forth below. In the event any space is sublet, the Lessee is responsible for ensuring that these provisions are met by all subtentants.

             7.1.1 Property Insurance. Lessee, at its sole cost and expense,
                   ------------------
will keep the buildings and the Improvements now or hereafter located on the Premises Insured against "All Risk" of Loss with an Insurer in an amount at least equal to replacement value plus debris removal and building ordinance cost. "All Risk" shall mean at a minimum coverage for Special Causes of Loss perils including Back-Up of Sewers and Drains, Flood, Earthquake, and Boiler & Machinery perils. Such insurance shall also provide for "loss of rents" insurance in the amount of actual loss sustained, with Loss Payable jointly to the Lessee and Lessor by the insurer. All coinsurance provisions must be waived and any Deductible must beborne by Lessee. Lessor must be named as Additional Named Insured and Loss Payee as the Lessor's interest may appear with respect to the Buildings and Property. This policy shall permit a waiver of subrogation in favor of Lessor, its officers, agents, and employees.

     Lessee shall bring or keep property upon the premises solely at its own risk, and Lessee, at its sole cost and expense, will keep all personal property, stock, and leasehold improvements now or hereafter located on the Premises Insured against "All Risk" of Loss with an Insurer in an amount at least equal to replacement value plus debris removal costs. This policy shall permit a waiver of subrogation in favor of Lessor, its officers, agents, and employees.

     7.1.2 Workers' Compensation and Employer's Liability Insurance. Lessee, at
           --------------------------------------------------------
its sole cost and expense, will obtain Workers' Compensation Insurance complying with the laws of the State, with minimum limits as follows:

     (a)  Workers' Compensation Coverage: Statutory Requirements.

     (b)  Employer's Liability Limit Not Less Than:

               Bodily Injury by Accident: $100,000 each accident

               Bodily Injury by Disease: $100,000 each employee

               Bodily Injury by Disease: $500,000 policy limit

     7.1.3 Commercial General Liability Insurance. Lessee, at its sole cost and
           --------------------------------------
expense shall purchase and maintain Commercial General Liability Insurance providing coverage with minimum limits of liability at all times reasonably satisfactory to Lessor and which on the date hereof shall not be less than the limits shown below. These limits may be satisfied through a combination of primary and excess policies. Such policies shall name Lessor and any mortgagee, as additional insureds on a primary basis and shall not cause any insurance carried by Lessor or any mortgagee to contribute in the payment of any loss. The policy shall also state that such coverage afforded to these additional insureds shall not be invalidated by any act or negligence of the additional insured.

                                     Limits:
                                     ------

  a)  General Aggregate                                      $10,000,000
  b)  Products/Completed Operations Aggregate                $10,000,000
  c)  Personal and Advertising Injury                        $10,000,000
  d)  Each Occurrence                                        $10,000,000
  e)  Fire Damage (any one fire)                             $    50,000
  f)  Medical Expense (Any one person)                       $     5,000

         7.1.4 Automobile Liability. Lessee, at its sole cost and expense,
               --------------------
shall purchase and maintain Commercial Automobile Liability Insurance providing coverage with minimum limits of liability at all times reasonably satisfactory to Lessor and which on the date hereof shall not be less than the limits shown below. These limits may be satisfied through a combination of primary and excess policies. Coverage is to apply to all owned, hired and non-owned vehicles. The policy shall also state that such coverage afforded to these additional insureds shall not be invalidated by any act or negligence of the additional insured.

Bodily Injury and Property Damage Liability- $10,000,000 Per Accident

         7.1.5 Financial Rating of Insurance Companies.
               ---------------------------------------

          (a) A.M. Best Rating: A- (Excellent) or better
          (b) A.M. Best Financial Size Category: Class VIII or higher

     Lessee shall provide a Certificate of Insurance evidencing these coverages. At Lessor's request, a copy of the actual policies outlined above shall be provided to Lessor.

     The Certificate shall indicate that Lessor is Additional Named Insured, Loss Payee and Additional Insured as reflected in Sections 7.1.1, 7.1.3 and
7.1.4 previously outlined. The Certificate shall indicate also that Lessee's policies are Primary and shall not cause any insurance carried by Lessor or to contribute in the payment of any loss. Moreover, it must provide that in the event of any material change in Lessee's policies or of the cancellation or non-renewal of Lessees insurance, thirty (30) days advance written notice must be given to Lessor.

     7.2 Indemnification by Lessee. Lessee agrees to indemnify, hold harmless
         -------------------------
and defend Lessor, its officers, agents and employees (the "indemnified parties"), from and against any all liability for loss, damages or expense for which the indemnified parties may be held liable by reason of injury (including death), to any person (including Lessee's employees), or damage to any property of whatsoever kind or nature arising out of or in any manner connected with the Lessee's maintenance, occupancy, use or activities on or arising out of the leased premises (including activities of any contractors working on behalf of Lessee), or any breach or default in the performance of any obligation of Lessee to be performed under the Lease whether or not due in whole or in part to any act, omission or negligence of the indemnified parties. It is expressly understood and agreed that the indemnity contained in this Section covers claims by Lessee's employees. The terms and conditions of this indemnification shall survive termination of this Lease. Lessee and Lessor further agree that the laws of the Commonwealth of Pennsylvania shall apply to the construction and application of the indemnification and hold harmless agreement set forth above.

     8.    ENVIRONMENTAL LIABILITY.

           8.1   Environmental Law. The term "Environmental Law" shall mean any
                 -----------------
federal, state, local law, statute, ordinance, regulation or order and all amendments thereto pertaining to health, industrial hygiene, environmental conditions or Hazardous Substances.

           8.2   Hazardous Substance. The term "Hazardous Substance" shall mean
                 -------------------
any hazardous or toxic substances, materials or wastes, or pollutants or contaminants as defined, listed or regulated by any Environmental Law or by common law decision including, without limitation, chlorinated solvents; petroleum products or byproducts; asbestos; and polychlorinated biphenyl.

           8.3   Lessor's Covenants. Lessor covenants, represents, and warrants
                 ------------------
that to the best of Lessor's knowledge, no Hazardous Substance has been released, discharged or disposed of on, under or about the Property or, the Buildings (or off-site of the Property which might affect the Property or the Building) by any entity, firm or person, or from any source whatsoever.

           8.4   Lessee's Use of Any Hazardous Substance. The only Hazardous
                 ---------------------------------------
Substances Lessee may use in its operations are cleaning solvents and other products generally used in the Buildings. Lessee will manage such use in accordance with the Environmental Laws.

     9. DAMAGE OR DESTRUCTION. If the Property or the Buildings are damaged or destroyed by fire or any casualty, Lessee shall immediately commence and diligently pursue to completion the repair of such damage or the rebuilding of the Buildings and Property so that the Buildings and the Property are restored to a condition of a quality, character and utility sufficient for Lessee's purposes, which restoration shall be made within three hundred sixty five (365) days of the plans for such restoration being approved by the Lessor, which approval shall not be unreasonably withheld by Lessor. Notwithstanding anything contained herein to the contrary, if the Lessee is unable through causes beyond its control to repair and restore the Building(s) or the Property to a habitable condition useable for their original purposes or to build a new building(s) on the Property within three hundred sixty five (365) days from the date of the Lessor's approval of such rebuilding or restoration, Lessee may terminate this Lease without further obligation to Lessor by giving the Lessor written notice of such termination within sixty (60) days from the date when it is determined that the Buildings or the Property cannot be rebuilt or restored to habitable condition by such date. If Lessee does not so terminate this Lease, Lessee shall continue to restore the Buildings and the Property and be bound by this Lease. In the event of termination of this Lease by the Lessee, Lessor shall return any prepaid rent and other prepaid amounts to Lessee within thirty (30) days from the date of termination of this Lease.

     10.   PROPERTY TAXES.

           10.1  Definition of "Real Property Taxes".  For purposes of this
                 ----------------------------------
Lease, the phrase "Real Property Taxes" shall include general real estate taxes and assessments payable with respect to the Property and Buildings that are imposed by any authority having the power to tax any legal or equitable interest of Lessor in the Property; provided, however, that assessments shall be prorated and divided into the maximum number of installments permitted by law and only the current portion shall be included in Real Property Taxes for any Lease Year. Notwithstanding the foregoing, Real Property Taxes shall not include (a) any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax; (b) any income taxes arising out of or related to ownership and operation of income-producing real estate; (c) any excise taxes imposed upon Lessor based upon gross or net rentals or other income received by the Lessor; or (d) assessments for improvements completed prior to the Commencement Date.

           10.2  Payment of Real Property Taxes.  As of the Commencement Date,
                 ------------------------------
Lessor represents and warrants that Lessor has paid in full all currently due Real Property Taxes. The Lessee shall pay, when due during the term of this Lease, all future Real Property Taxes. Lessee shall pay Real Property Taxes only as such taxes become due and payable during the term of this Lease prorated for the first and last years of the term of this Lease. Lessee shall have the right to challenge, at its sole expense, the Real Property Taxes and Lessor agrees to provide whatever assistance Lessee may reasonably require. Upon the request of Lessee, and if required to preserve the right to challenge such taxes, Lessor will pay all Real Property Taxes under protest or in such other manner as will preserve the right to challenge such taxes. Lessee may challenge Real Property Taxes if Lessee pays any protested amount to Lessor. Lessor will reimburse Lessee for Lessee's pro rata share of any refund of Real Property Taxes received as a result of any tax contest.

           10.3  Personal Property Taxes. Lessee shall pay, prior to
                 -----------------------
delinquency, all personal property taxes assessed against Lessee directly and applicable to personal property located in the

Buildings and on the Property.


     11. UTILITIES. Lessee shall pay all charges for water and sewer rents and other utilities used in the Buildings during the Term of this Lease. When feasible, such charges shall be measured through proper and sufficient meters or submeters installed at Lessee's expense and maintained by Lessee.

     12. LESSOR AND LESSEE OBLIGATION IN CONNECTION WITH THE DELIVERY OF THIS LEASE

           12.1  Lessor's Obligations.  Lessor shall (a) execute and deliver to
                 --------------------
the Lessee an assignment, in form and content satisfactory to the Lessee of the leases of the premises in the Buildings and such assignments shall contain specific authority to, among other things, collect the rent from the current tenants and terminate all the leases of the current tenants pursuant to the terms of those leases, (b) obtain from each of the tenants of any of the leased space in the Buildings and deliver to Lessee estoppel certificates in form and content satisfactory to the Lessee; (c) provide to Lessee a rent roll for the leased premises in the Buildings specifying each existing lease and any security deposits which apply to those leases; (d) obtain and deliver to Lessee a completed incumbency certificate for the officers of The Real Viking, Inc., By-Laws of The Real Viking, Inc. certified by the Secretary of that corporation, Articles of Incorporation of The Real Viking, Inc. recently certified by the Secretary of State of the Commonwealth of Pennsylvania, a recent substance certificate for The Real Viking, Inc. issued by the Secretary of State of the Commonwealth of Pennsylvania, and a signed opinion of counsel for the Lessor, in form and content satisfactory to the Lessee; (e) deliver the signed writing, required by Section 4.2 hereof notifying the Lessee that the Property and Buildings are ready for occupancy, and (f) deliver such additional documents as reasonably requested by Lessee.

           12.2  Year 2000 Compliance.  The Lessor and Lessee agree that for
                 --------------------
purposes of this Lease (i) the term "Lessor's Computer Technology" shall mean the hardware and software used by the Lessor in connection with the Lessor's operations of the Buildings and Property; (ii) the term "Year 2000 Compliance Program" shall mean the Lessor's plans and activities to become Year 2000 Qualified; (iii) "Year 2000 Problem" shall mean the failure of hardware and software to correctly store and/or process date-related data for the dates within and between the twentieth and twenty-first centuries and all other centuries; and (iv) the term "Year 2000 Qualified" shall mean that the hardware and software used by the Lessor, including that obtained by contract or agreements with third parties, has been reviewed to confirm that it accurately and correctly stores, processes (including, without limitation, sorting and performing mathematical calculations), data containing date information regardless of whether the data contains dates before or after January 1, 2000.

           The Lessor represents and warrants to Lessee that the Lessor has conducted an investigation and due diligence of its hardware and software and has identified and assessed its Year 2000 Problem, if any, including a good faith estimation of the costs and expenses to become Year 2000 Qualified and that it will be Year 2000 Qualified not later than the date of this Lease.

           12.3  Lessee's Obligations.  Lessee shall provide to the Lessor at or
                 --------------------
prior to the signing of this Lease (a) a copy of the Lessee's environmental and engineering inspection reports, (b) a copy of the appraisal of the Property and Buildings, (c) an incumbency certificate for the officers of the Lessee, By-Laws of the Lessee certified by the Secretary of the Lessee, Articles of Incorporation of the Lessee recently certified by the Secretary of State of the Commonwealth of Pennsylvania, a recent substance certificate for the Lessee issued by the Secretary of State of the Commonwealth of Pennsylvania, and an opinion of counsel from the counsel for the Lessee, in form and content satisfactory to the Lessor; and (d) deliver such additional documents as reasonably requested by Lessor.

           12.4  Right of First Refusal.  Except in the case of transfer of all
                 ----------------------
or part of the Property and Buildings to a family member or related entity of the Lessor, or during the tenure of Anthony J. Marcozzi as a Lessor, if Lessor or its successor shall receive any bona fide offer (written or verbal) for the purchase of the Property and Buildings, which offer Lessor shall be ready and willing to accept, then Lessee shall have the first right to purchase the Property and Buildings at the same price, terms, and conditions as shall be contained in such offer. Lessor shall give Lessee written notice of the price and all of the other terms and conditions contained in such offer; and Lessee shall have forty-five (45) days from and after the receipt of such notice from Lessor, in which to elect to purchase the Property and Buildings at the same price and on the same terms and conditions as contained in such offer. Lessee may exercise this election to purchase the Property and Buildings by giving Lessor written notice thereof, within said forty-five (45) day period, and such notice by the Lessee shall create a binding purchase agreement between the parties hereto upon the price, terms1 and conditions of the offer.

           If Lessee shall elect not to purchase the Property or shall fail to give Lessor notice within the time provided for herein, then Lessor may sell the Property but only at the same price, terms and conditions specified in the notice Lessor gave to Lessee. If the Property and Buildings are not sold by Lessor within forty-five (45) days following the submission of the offer to Lessee, Lessor shall resubmit that offer to Lessee, in the manner provided herein, prior to making any subsequent sale of the Property and Buildings. As used in this Section, the words Lessee and Lessor shall include any nominee, successor or assignee thereof.

     13.   ASSIGNMENT AND SUBLETTING AND SALE OF PROPERTY BY LESSEE.

           Lessee shall not assign this Lease but may let or sublet the whole or any portion of the Property and the Buildings without the written consent of Lessor. Specifically, without limitation the Lessee may, without Lessor's consent, sublet all or any portion of the Property and Buildings or assign the Lease to: (a) a parent, subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (b) a successor corporation related to Lessee by merger, consolidation, reorganization or government action; or (c) a purchaser of substantially all of Lessee's tangible property in the Property, provided that, as of the date of such transfer, the purchaser reasonably has the financial ability to perform the Lessee's obligations (in Lessee's reasonable business judgment) with respect to this Lease and/or the Property and Buildings (each of the foregoing is a "Permitted Transfer").

           For the purpose of this Lease, any sale or transfer of Lessee's capital stock through any public offering or public exchange or over-the-counter market, redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting or any other transfer of the Lease or the Property. Lessor shall not be entitled to any consideration in connection with any assignment or sublet. If Lessor's consent is required for an assignment or sublease, then Lessor's consent shall be deemed to have been given unless Lessor notifies Lessee in writing of the reasons for Lessor's disapproval within ninety
(90) days of receipt of the request. Unless released in writing, Lessee shall remain secondarily liable under this Lease following any assignment or sublease other than a Permitted Transfer; provided, however, that Lessee's obligations may not be enlarged or extended by any act or agreement of any assignee or sublessee.

     14.   DEFAULTS AND REMEDIES.

           14.1  Lessee's Defaults.  The occurrence of any one or more of the
                 -----------------
following events shall constitute a default and breach of this Lease by Lessee:

                 (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) business days after Lessor notifies Lessee in writing of such failure; or

                 (b) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than the payment of sums due hereunder, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

           14.2  Remedies on Default.  In the event of any such uncured Lessee
                 -------------------
default, Lessor may, in accordance with procedures required by law, pursue one of the following remedies:

                 (a) Lessor may terminate Lessee's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Lessee shall surrender possession of the Property to Lessor within one hundred eighty (180) days after written notice from Lessor to Lessee. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Property and the Buildings, expenses of reletting, including necessary renovation and alteration of the Property and the Buildings for uses similar to Lessee's uses, and the rent and any other payment required to be made by the Lessee pursuant to this Lease as it becomes due hereunder. If Lessor relets the Property and the Buildings, then any rent or other concessions given to the new lessee shall be prorated evenly throughout the entire term of the new lease; or

                 (b) Lessor may maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Property and the Buildings. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease including the right to recover the rent as it becomes due hereunder and any other payments required to be made by the Lessee pursuant to this Lease as it becomes due hereunder.

           With respect to any remedy exercised by Lessor, Lessor shall have an affirmative obligation to obtain another Lessee for the Property and the Buildings at a fair market rental and to otherwise mitigate its damages.

           14.3  Lessor's Defaults and Lessee's Remedies.  The occurrence of
                 ---------------------------------------
any one or more of the following events shall constitute a default and breach of this Lease by Lessor: (a) Lessor's failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this Lease required to be done, observed, kept or performed by Lessor, within thirty (30) days after written notice by Lessee to Lessor of said failure (except when the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it commences performance within the thirty
(30) day period and thereafter diligently pursues the cure to completion); or
(b) the failure of any representation or warranty to be true when deemed given hereunder. In the event of a default by Lessor, Lessee, at its option, without further notice or demand, shall have the right to any one or more of the following remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein: (a) to remedy such default or breach and deduct the costs thereof (including attorneys' fees and related expenses) from the installments of the rent next falling due; (b) to pursue the remedy of specific performance; (c) to seek money damages for loss arising from Lessor's failure to discharge its obligations under the Lease; and (d) to terminate the Lease.

     15.   CONDEMNATION.

           15.1  Condemnation of Property.  If any portion of the Property or
                 ------------------------
Buildings is taken under the power of eminent domain, or sold by Lessor under the threat of the exercise of said power (the act of which is herein referred to as condemnation") , this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession of the condemned portion of the Property or Buildings (the "Condemnation Date") and the rent payable hereunder shall be reduced by the amount determined by multiplying the net annual rent payable by the Lessee on the Condemnation Date by a fraction with a denominator of the square feet of floor space of the Buildings as shown on Exhibit B and a
                                                               ---------
numerator of the square feet of floor space of the Buildings which the Lessee is unable to use because of the condemnation. If the entire Property and Buildings are condemned, then the Lease shall automatically terminate as of the Condemnation Date. The party to this Lease who receives the condemnor's notice of intention to take (the "Condemnation Notice") shall immediately give a copy of such notice to the other party.

           15.2  Condemnation of the Property.  If as a result of any
                 ----------------------------
condemnation of the Property or the Buildings or any portion thereof (even though the Buildings are not physically affected) the Property and the Buildings are no longer reasonably suited for the conduct of Lessee's usual business in Lessee's reasonable business judgment, then Lessee may terminate this Lease without further obligation to the Lessor at any time after Lessee receives the

Condemnation Notice by giving Lessor at least one hundred twenty (120) days prior written notice.

           15.3  Restoration.  If this Lease is not terminated as to the whole
                 -----------
Property and Buildings, (a) it shall remain in full force and effect as to the portion of the Property and Buildings remaining, provided the rent and all other charges payable under this Lease shall be reduced in the same proportion that the area taken bears to the total area of the Property and Buildings prior to taking, and (b) the Lessor and Lessee hereby agree as soon as reasonably possible to use the condemnation award to restore the Property and the Buildings to complete units of the same quality, character and utility for Lessee's purposes existing prior to the condemnation. Notwithstanding anything contained herein to the contrary, if the restoration of the Property and/or the Buildings is not commenced for any cause beyond its control within ninety (90) days of Lessor's receipt of the condemnation award or is not completed within three hundred sixty five (365) days from the Condemnation Date, then Lessee may cancel the Lease at any time before Lessor completes the restoration. If this Lease is terminated, Lessor shall return any deposits, all prepaid rent and other prepaid sums to Lessee within thirty (30) days of the date. of termination of the Lease.

           15.4  Award.  Lessor and Lessee may each pursue any condemnation
                 -----
award to which it is entitled by applicable law. Lessee may recover from the condemning authority or from Lessor (if Lessee can show that such amount was included in Lessor's award) that portion of any net award or payment attributable to Lessee's interest in the Property and the Buildings pursuant to this Lease, including without limitation, the unamortized value of improvements installed in the Property by Lessee at Lessee's expense based on straight-line depreciation over the term of this Lease without regard to the condemnation. For the purposes of this Section 15.4, a "net" award or payment shall mean the
                     ------------
entire award or payment for such taking, less the actual and reasonable expenses incurred in collecting such award or payment.

     16. SIGNAGE. Lessee, at its cost, shall have the right to install or place signs, awnings, or other advertising materials in or about the Property or on the Buildings to the maximum extent permitted by law.

     17. PERMIT CONTINGENCY. Lessee's obligations under this Lease are conditioned on Lessee's obtaining within twenty (20) days following the mutual execution and delivery of this Lease, any permits and/or licenses (including without limitation use permits, building permits and variances) that are required by applicable laws to enable Lessee legally to conduct its business from the Property. Lessee shall, at Lessee's expense, initiate and diligently pursue obtaining each permit and/or license. Lessor shall execute any applications and shall provide Lessee with such further assistance and cooperation as Lessee may require in connection with applications for such permits and licenses.

     18. PARKING. Lessees rights under this Lease shall include the right to use and manage all the parking facilities on the Property. Lessor hereby represents and warrants that the parking facilities on the Property meet all code and permitting requirements.

     19.   GENERAL PROVISIONS.

           19.1  Lessor's Interests.  Lessor represents and warrants to Lessee
                 ------------------
that as of the Commencement Date, (a) Lessor owns and holds fee title in and to the Buildings and the Property free and clear of all liens and encumbrances, except the lien of the mortgage in favor of the Lessee; b) the Property identified on Exhibit A contains the Buildings described on Exhibit B and (c)
              ---------                                     ---------
there are no encumbrances, liens, agreements, covenants in effect that would limit Lessee's rights hereunder. The term "Lessor" as used herein shall mean only the owners, at the time in question, of the fee title to the Property and the Buildings. In the event of an assignment or transfer of this Lease by Lessor for other than security purposes, Lessor shall cause its assignee or transferee to assume the provisions of this Lease and Lessor shall deliver notice of the proposed assignment or transfer and a copy of the proposed instrument of transfer to Lessee within fifteen (15) business days after the date of transfer. Lessor shall deliver to the Lessee a copy of the effective instrument of transfer to its assignee or transferee as permitted by this Lease. Lessee shall be entitled to continue to pay rent and give all notices to Lessor until Lessee has received the foregoing from Lessor. Lessor shall deliver all funds in which Lessee has an interest, including but not limited to Lessee's security deposit, if any, to Lessor's purchaser or assignee. From and after a sale of the Property and the Buildings, Lessor shall be released from all liability toward Lessee arising from this Lease because of any act, occurrence or omission of Lessor's successors occurring after the transfer of Lessor's interest in this Lease, provided Lessor's purchaser or assignee expressly assumes Lessor's duties and covenants under this Lease. Nothing herein shall be deemed to relieve Lessor of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer. Lessor hereby agrees to insert, in any agreement of sale and deed conveying the Property and Buildings or any portion thereof to another person, a clause which states that such conveyance is subject to this Lease.

           19.2  Authority.  Each of Lessor and Lessee hereby represents and
                 ---------
warrants that this Lease has been duly authorized, executed and delivered by and on its behalf and constitutes such party's valid and binding agreement in accordance with the terms hereof.

           19.3  Severability.  The invalidity of any provision of this Lease,
                 ------------
as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

           19.4  Time of Essence.  Time is of the essence to the parties
                 ---------------
executing this Lease.

           19.5  Headings and WHEREAS Clauses.  Article and section headings are
                 ----------------------------
not a part hereof and shall not be used to interpret the meaning of this Lease but the WHEREAS clauses at the beginning of this Lease are incorporated by reference herein.

           19.6  Incorporation of Prior Agreements Amendments.  This Lease and
                 --------------------------------------------
the Exhibits hereto contains all agreements of the parties as of the date hereof
    --------
with respect to any matter mentioned herein. No prior agreement, correspondence or understanding pertaining to any such matter shall be effective to interpret or modify the terms hereof. This Lease may be modified only in writing, signed by the parties in interest, at the time of the modification. Lessor specifically acknowledges that Lessee's employees at the Property do not have authority to modify the Lease or to waive Lessee's rights hereunder.

           19.7  Waivers.  No waiver by Lessor or Lessee of any provision hereof
                 -------
shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessor or Lessee of the same or any other provision. A party's consent to or approval of any act shall not be deemed to render unnecessary obtaining such party's consent to or approval of any subsequent act. No waiver shall be effective unless it is in writing, executed on behalf of Lessor or Lessee by the person to whom notices are to be addressed.

           19.8  Recording.  Lessor or Lessee may record a short form or
                 ---------
memorandum of Lease at its own expense. At Lessee's request, the parties shall execute a memorandum of Lease in recordable form giving notice of such nonmonetary terms as Lessee may reasonably request, including Lessee's exclusivity, right of first refusal and option rights. If Lessee exercises such option, upon termination or expiration of the Lease, Lessee shall at its sole expense, remove such recorded memorandum from title records.

           19.9  Holding Over.  If Lessee remains in possession of the Property
                 ------------
and Buildings or any part thereof after the expiration of the Term, with or without the consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the Adjusted Rent payable in the last month of the Term, plus all other charges payable hereunder appropriately prorated.

           19.10 Cumulative Remedies.  Except where otherwise expressly provided
                 -------------------
in this Lease, no remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

           19.11 Binding Effect: Choice of Law.  This Lease shall be binding
                 -----------------------------
upon and benefit the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania where the Property is located.

           19.12 Subordination Nondisturbance and Attornment.  This Lease shall
                 -------------------------------------------
be subordinate to all existing and future mortgages on the Property or the Buildings and Lessee agrees to subordinate this Lease to any future mortgage of deed of trust and to attorn to Lessor's successor following any foreclosure, sale or transfer in lieu thereof, provided that the mortgagee, transferee, purchaser, lessor or beneficiary ("Lessor's Successor") agrees in a written instrument in form and substance satisfactory to Lessee that Lessee's use or possession of the Property and the Buildings shall not be disturbed, nor shall its obligations be enlarged or its rights be abridged hereunder by reason of any such transaction. Notwithstanding any foreclosure or sale under any mortgage or deed of trust (or transfer by deed in lieu thereof), this Lease shall remain in full force and effect.

           19.13 Lessor's Access.  Lessor and Lessor's agents shall have the
                 ---------------
right to enter the Property and the Buildings upon seventy-two (72) hours prior written notice for the purpose of inspecting the same, showing the same to prospective purchasers or lenders. Notwithstanding the foregoing, in the event of an emergency requiring Lessor's entry into the Property and the Buildings, Lessor may give Lessee shorter notice in any manner that is practicable under the circumstances. Lessor may, at any time, place on or about the Property an ordinary "For Sale" sign, and Lessor may at any time during the last three hundred sixty five (365) days of the Term, place on or about the Property and the Buildings an ordinary "For Lease" sign. Any such sign shall be no larger than two feet by two feet (2' x 2').

           19.14 Only Lessor/Lessee Relationship.  Nothing contained in this
                 -------------------------------
Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Lessor and Lessee. Lessor and Lessee expressly agree that neither the method of computation of rent nor any act of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of Lessor and Lessee.

           19.15 Attorneys' Fees.  Each party shall pay its own expenses
                 ---------------
incident to this Lease and the transactions contemplated hereby including, but not limited to, all fees of its counsel and accountants. If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, proceeding, trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court.

           19.16 Force Majeure.  Notwithstanding any other provision hereof, in
                 -------------
the event that either party shall be delayed or hindered in or prevented from the performance of any covenant, agreement, work, service, or other act required under this Lease to be performed by such party, and such delay or hindrance is due to causes entirely beyond its control such as riots, insurrections, martial law, civil commotion, war, fire, flood, earthquake, or other casualty or acts of God, the performance of such covenant, agreement, work, service, or other act shall be excused for the period of delay and the time period for performance shall be extended by the same number of days in the period of delay.

           19.17 Confidentiality of Lease.  Subject to the Lessee's rights under
                 ------------------------
Section 19.8, from and after the date lease negotiations were entered into and throughout the Term of this Lease the parties shall not disclose any of the terms, covenants, conditions or agreements set forth in this Lease or any amendments hereto, nor provide this Lease, any amendments hereto or any copies of either of the same to any person including, without limitation, any brokers, any other lessees in the Buildings or any affiliates, agents or employees of such lessees or brokers except as set forth herein. Lessor and Lessee hereby acknowledges that the disclosure of any of the terms, covenants, conditions and agreements set forth in this Lease, or any amendment hereto, to any third party would cause material damage to them and Lessor and Lessee agrees to indemnify, save and hold each other see harmless from and against any and all damages suffered by the other which are attributable to any disclosure by either of them in violation of the terms of this provision. Notwithstanding the foregoing, Lessor may disclose the terms of this Lease to any current or potential mortgagee or purchaser of the Property who agrees to be bound by the terms of this Section 19.17.
     -------------

           19.18 Brokers.  Lessor and Lessee each represent and warrant to the
                 -------
other that they have not dealt, directly or indirectly, in connection with the leasing of the Property or the Buildings, with any broker or person entitled to claim a commission or leasing fee as to this Lease. Lessor and Lessee shall each indemnify and hold harmless each other from any loss, liability, damage or expense, including, without limitation, reasonable attorneys' fees and expenses arising out of this transaction or in connection with a claim with respect to the leasing of the Property or Buildings pursuant to this Lease made by any broker or other person with whom such party has dealt.

           19.19 Consents.  Whenever the right of approval or consent is given
                 --------
to a party pursuant to this Lease, that party shall not unreasonably withhold, condition or delay its consent unless this Lease expressly provides otherwise.

           19.20 Merger of Bryn Mawr Bank Corporation.  The Lessee shall
                 ------------------------------------
continue to be bound by the provisions of this Lease notwithstanding that its parent company, Bryn Mawr Bank Corporation, is merged or acquired by another entity.

     20. QUIET ENJOYMENT. Without limiting any rights Lessee may have by statute or common law, Lessor covenants and agrees that, so long as this Lease is in full force and effect, Lessee shall lawfully and quietly hold, occupy and enjoy the Property and the Buildings during the Term of this Lease without disturbance by Lessor or by any person having title paramount to Lessor's title or by any person claiming through or under Lessor.

     21. NOTICES. Whenever a provision is made under this Lease for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid, addressed at the addresses set forth below or at such address as either party may advise the other from time to time.

           To Lessor:      Anthony J. Marcozzi and
                           The Real Viking , Inc.
                           Viking Management
                           41 Cricket Avenue
                           P.0. Box 647
                           Ardmore PA 19003

           With a copy, which shall not constitute notice, to:

                           William P. O'Neill, Esquire
                           Six Bryn Mawr Avenue, Suite 204
                           Bryn Mawr PA 19010

           To Lessee:      The Bryn Mawr Trust Company
                           810 Lancaster Avenue
                           Bryn Mawr PA 19010

                           Attn: President

           With a copy, which shall not constitute notice, to:

                           Lawrence E. McAlee, Esquire
                           Monteverde, McAlee, Fitzpatrick, Tanker &
                           Hurd
                           1617 John F. Kennedy Boulevard
                           Suite 1500
                           Philadelphia, PA  19103-1815

Notices given hereunder shall be deemed to have been given on the date of personal delivery (or the first business day thereafter if delivered on a non-business day) or two (2) days after the date of mailing.

     22. EXHIBITS. The following exhibits are attached to this Lease and by this reference are incorporated herein:

           Exhibit A - Legal Description of the Property
           Exhibit B - Site Plan with Diagram of Buildings
           Exhibit C - Method of Computing Adjusted Rent
           Exhibit D - Special Form Insurance Endorsement

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.


Lessor: A Joint Venture                Lessee:
consisting of:                         The Bryn Mawr Trust Company

Anthony J. Marcozzi


/s/ Anthony J. Marcozzi             By:  /s/ S C Wasson
-----------------------------------    -----------------------------------
Anthony J. Marcozzi                       Samuel C. Wasson, Jr.
                                          Vice Chairman



The Real Viking, Inc.


By: /s/ Anthony J. Marcozzi
   --------------------------------
     Anthony J. Marcozzi
     President


Attest: /s/ Anthony J. Marcozzi
       ----------------------------
         Anthony J. Marcozzi
         Secretary

Lessor's Federal Tax Identification
Number:
       ----------------------------

COMMONWEALTH OF PENNSYLVANIA   )
                                          ss.
COUNTY OF MONTGOMERY           )

     On this 23rd day of Feb., 1999, before me, the undersigned, a Notary
             ----        ----
Public in and for the Commonwealth of Pennsylvania, duly commissioned and sworn, personally appeared Anthony J. Marcozzi to me known as, or providing satisfactory evidence that he is Anthony J. Marcozzi and that he executed the foregoing instrument as his free and voluntary act for the uses and purposes therein mentioned.

          WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                                   /s/ Lea A. Amoroso
                                                   ----------------------------
             NOTARIAL SEAL                         NOTARY PUBLIC in and for the
     LEA A. AMOROSO, Notary Public                 Commonwealth of Pennsylvania
 Lower Merion Twp., Montgomery County
  My Commission Expires Aug. 29, 2002              My commission expires



COMMONWEALTH OF PENNSYLVANIA   )
                                          ss.
COUNTY OF MONTGOMERY           )

     On this 23rd of Feb., 1999, before me, the undersigned, a Notary Public
             ----    ----
in and for the Commonwealth of Pennsylvania, duly commissioned and sworn, personally appeared Anthony J. Marcozzi to me known as, or providing satisfactory evidence that he is President and Secretary, respectively, of The Real Viking, Inc. and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his name as said officers of The Real Viking, Inc.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                           /s/ Lea A. Amoroso
                                           ----------------------------
                                           NOTARY PUBLIC in and for the
                                           Commonwealth of Pennsylvania

                                           My commission expires

                                                       NOTARIAL SEAL
                                               LEA A. AMOROSO, Notary Public
                                           Lower Merion Twp., Montgomery County
                                            My Commission Expires Aug. 29, 2002

COMMONWEALTH OF PENNSYLVANIA   )
                                          ss.
COUNTY OF MONTGOMERY           )


     On this 23rd day of Feb., 1999, before me, the undersigned, a Notary
             ----        ----
Public in and for the Commonwealth of Pennsylvania, duly commissioned and sworn, personally appeared Samuel C. Wasson, Jr., to me known to be the Vice Chairman
                    ---------------------                        -------------
of THE BRYN MAWR TRUST COMPANY a Pennsylvania banking institution and that the he being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his name as said Vice Chairman of THE BRYN
                                                       -------------
MAWR TRUST COMPANY.

     WITNESS my hand and official seal hereto affixed the day and year this certificate above written.


                                              /s/ Lea A. Amoroso
                                              -----------------------------
                                              NOTARY PUBLIC, in and for the
                                              Commonwealth of Pennsylvania,

                                              My commission expires



                                                      NOTARIAL SEAL
                                              LEA A. AMOROSO, Notary Public
                                           Lower Merion Twp., Montgomery County
                                           My Commission Expires Aug. 29, 2002

                                   Exhibit A
                                   ---------
                                    to the
                                 MASTER LEASE
                                 ------------

                               LEGAL DESCRIPTION
                                OF THE PROPERTY

          That certain tract of land situated in the County of Montgomery, Commonwealth of Pennsylvania and more particularly described on the following pages.

                                   Exhibit A
                                   ---------
                                    to the
                                 MASTER LEASE
                                 ------------

                               LEGAL DESCRIPTION
                                OF THE PROPERTY

     That certain tract of land situated in the County of Montgomery, Commonwealth of Pennsylvania and more particularly described on the following pages.



ALL, THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, Situate in the Township of Lower Merion, County of Montgomery and Commonwealth of Pennsylvania, being Lot #1, 2, 3, 4, 5 and 6 on Plan of Lots, made for the heirs of Elizabeth C. Black and Jane Ann Lindsay, deceased by Milton R. Yerkos, Civil Engineer, Bryn Mawr, Pennsylvania bounded and described as follows, to wit:

BEGINNING at a point at the junction of the Southwest side line of Lancaster Avenue with the Northwest aide line of Bryn Mawr Avenue; thence along the Northwest side line of Bryn Mawr Avenue, South 38 degrees 55 minutes West 126 feet to a point; thence by Lot #11, North 50 degrees 53 minutes West 156.39 feet to a corner of Lot #7, thence by Lot #7, North 39 degrees 7 minutes East 128 to the Southwest side line of Lancaster Avenue; thence along said side line of Lancaster Avenue South 50 degrees 53 minutes East 155.95 feet to the first mentioned point and place of beginning.

ALSO ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, Situate in the Township of Lower Merion, County of Montgomery and Commonwealth of Pennsylvania, described in accordance with a Map of Property of the Bryn Mawr Company made by M. R. and J. B. Yerkes, Civil Engineers and surveyors, Bryn Mawr, Pennsylvania, dated May 19, 1955 and last revised March 7th, 1962 as follows, to wit:

BEGINNING at point on the Northwest side of Bryn Mawr Avenue (40 feet wide) at the distance of 120 feet southwestwardly from the Southwest side of Lancaster Avenue (50 feet wide); thence extending along the Northwest side of Bryn Mawr Avenue, South 38 degrees 55 minutes West 140 feet to a point a corner; thence along other land of Bryn Mawr Company of which this is a part, North 51 degrees 5 minutes West 128 feet to a point thence North 38 degrees 55 minutes East 61 feet to a point; thence North 51 degrees 5 minutes West 128.88 feet to a point on the Southeast side of a private alley, called Harrison Alley, 10.13 feet in width; thence along the South east side of said alley, North 39 degrees 11 minutes East 79.90 feet to a point; thence extending South 50 degrees 53 minutes East 256.54 feet to the first mentioned point and place of beginning.

BEING Parcels Nos. 40-00-08944-00-7 & 40-00-08948-00-3.

BEING the same premises which Montgomery County Industrial Development Authority by Deed dated 1-11-1983 and recorded in Montgomery county, in Deed Book 4700 page 115 conveyed unto Bengt Griborn and Karin Griborn, his wife and The Real Viking, Inc., a Pennsylvania Corporation, a joint Venture an undivided one-half interest unto Bengt Griborn and Karin Griborn, his wife as tenants by entireties and remaining one-half interest unto the Real viking, Inc.


AND the said Karin Griborn departed this life on 1-20-1987 whereby title to the undivided one-half (1/2) interest in the above described premises vested in the said Bengt Griborn by Operation of law.

WHEREAS, Bengt Griborn died the 29th day of July, 1994 leaving a Will dated the 14th day of July, 1994 probated in the Office of the Register of Wills in and for the County of Delaware by which testator appointed William P. O'Neill and Thomas C. Thompson, Jr. Executors and wherein inter alia he authorized and empowered his executors under article "Third A. 31" as follows:

"THIRD" DISPOSITIVE PROVISIONS A. I give to my friend and faithful employee Anthony J. Marcozzi, the following: . . .3) my individual interest in premises TWO and SIX SOUTH BRYN MAWR AVENUE, BRYN MAWR, PENNSYLVANIA 19010 . . . " Said Will being No. 23-94-1744.

AND wherein he appointed William P. O'Neill and Thomas C. Thompson, Jr., Executors.

AND BEING an undivided one-half (1/2) interest in the same premises which William P. O'Neill and Thomas C. Thompson, Jr., Executors under the Will of Bengt Griborn by Deed dated 6-30-1995 and recorded in Montgomery county, in Deed Book 5123 page 1586 conveyed unto Anthony J. Marcozzi, in fee.

                                   Exhibit B
                                   ---------
                                    to the
                                 MASTER LEASE
                                 ------------

                                   SITE PLAN
                                     with
                             DIAGRAM OF BUILDINGS

                                   Exhibit C
                                   ---------

                                    to the

                                 MASTER LEASE
                                 ------------


                      CPI ON WHICH ADJUSTED RENT IS BASED

                           U.S. Department Of Labor
                          Bureau of Labor Statistics
                            Washington, D.C. 20212

                             Consumer Price Index

                         All Urban Consumers - (CPI-U)

                               U.S. city average

                                   All items

                                  1982-84-100



YEAR     JAN.     FEB.     MAR.     APR.      MAY     JUNE     JULY     AUG.     SEP.     OCT.     NOV.     DEC.
1913      9.8      9.8      9.8      9.8      9.7      9.8      9.9      9.9     10.0     10.0     10.1     10.0
1914     10.0      9.9      9.9      9.8      9.9      9.9     10.0     10.2     10.2     10.1     10.2     10.1
1915     10.1     10.0      9.9     10.0     10.1     10.1     10.1     10.1     10.1     10.2     10.3     10.3

1916     10.4     10.4     10.5     10.6     10.7     10.8     10.8     10.9     11.1     11.3     11.5     11.6
1917     11.7     12.0     12.0     12.6     12.8     13.0     12.8     13.0     13.3     13.5     13.5     13.7
1918     14.0     14.1     14.0     14.2     14.5     14.7     15.1     15.4     15.7     16.0     16.3     16.5
1919     16.5     16.2     16.4     16.7     16.9     16.9     17.4     17.7     17.8     18.1     18.5     18.9
1920     19.3     19.5     19.7     20.3     20.6     20.9     20.8     20.3     20.0     19.9     19.8     19.4

1921     19.0     16.4     10.3     18.1     17.7     17.6     17.7     17.7     17.5     17.5     17.4     17.3
1922     16.9     16.9     16.7     16.7     16.7     16.7     16.8     16.6     16.6     16.7     16.8     16.9
1923     16.8     16.8     16.8     16.9     16.9     17.0     17.2     17.1     17.2     17.3     17.3     17.3
1924     17.3     17.2     17.1     17.0     17.0     17.0     17.1     17.0     17.1     17.2     17.2     17.3
1925     17.3     17.2     17.3     17.2     17.3     17.5     17.7     17.7     17.7     17.7     18.0     17.9

1926     17.9     17.9     17.8     17.9     17.8     17.7     17.5     17.4     17.5     17.6     17.7     17.7
1927     17.5     17.4     17.3     17.3     17.4     17.6     17.3     17.2     17.3     17.4     17.3     17.3
1928     17.3     17.1     17.1     17.1     17.2     17.1     17.1     17.1     17.3     17.2     17.2     17.1
1929     17.1     17.1     17.0     16.9     17.0     17.1     17.3     17.3     17.3     17.3     17.3     17.2
1930     17.1     17.0     16.9     17.0     16.9     16.8     16.6     16.5     16.6     16.5     16.4     16.1

1931     15.9     15.7     15.6     15.5     15.3     15.1     15.1     15.1     15.0     14.9     14.7     14.6
1932     14.3     14.1     14.0     13.9     13.7     13.6     13.6     13.5     13.4     13.3     13.2     13.1
1933     12.9     12.7     12.6     12.6     12.6     12.7     13.1     13.2     13.2     13.2     13.2     13.2


            SEMIANNUAL
                                    PERCENT CHANGE
          1ST     2ND
YEAR     HALF     HALF     AVG.    DEC-DEC  AVG-AVG
1913                        9.9
1914                       10.0      1.0      1.0
1915                       10.1      2.0      1.0

1916                       10.9     12.6      7.9
1917                       12.8     18.1     17.4
1918                       15.1     20.4     18.0
1919                       17.3     14.5     14.6
1920                       20.0      2.6     15.6

1921                       17.9    -10.8    -10.5
1922                       16.8     -2.3     -6.1
1923                       17.1      2.4      1.8
1924                       17.1      0.0      0.0
1925                       17.5      3.5      2.3

1926                       17.7     -1.1      1.1
1927                       17.4     -2.3     -1.7
1928                       17.1     -1.2     -1.7
1929                       17.1      0.6      0.0
1930                       16.7     -6.4     -2.3

1931                       15.2     -9.3     -9.0
1932                       13.7    -10.3     -9.9
1933                       13.0      0.8     -5.1


1934     13.2     13.3     13.3     13.3     13.3     13.4     13.4     13.4     13.6     13.5     13.5     13.4
1935     13.6     13.7     13.7     13.8     13.8     13.7     13.7     13.7     13.7     13.7     13.8     13.8

1936     13.0     13.8     13.7     13.7     13.7     13.8     13.9     14.0     14.0     14.0     14.0     14.0
1937     14.1     14.1     14.2     14.3     14.4     14.4     14.5     14.5     14.6     14.6     14.5     14.4
1938     14.2     14.1     14.1     14.2     14.1     14.1     14.1     14.1     14.1     14.0     14.0     14.0
1939     14.0     13.9     13.9     13.8     13.8     13.8     13.8     13.8     14.1     14.0     14.0     14.0
1940     13.9     14.0     14.0     14.0     14.0     14.1     14.0     14.0     14.0     14.0     14.0     14.1

1941     14.1     14.1     14.2     14.3     14.4     14.7     14.7     14.9     15.1     15.3     15.4     15.5
1942     15.7     15.8     16.0     16.1     16.3     16.3     16.4     16.5     16.5     16.7     16.8     16.9
1943     16.9     16.9     17.2     17.4     17.5     17.5     17.4     17.3     17.4     17.4     17.4     17.4
1944     17.4     17.4     17.4     17.5     17.5     17.6     17.7     17.7     17.7     17.7     17.7     17.8
1945     17.8     17.8     17.8     17.8     17.9     18.1     18.1     18.1     18.1     18.1     18.1     18.2

1946     18.2     18.1     18.3     18.4     18.5     18.7     19.8     20.2     20.4     20.8     21.3     21.5
1947     21.5     21.5     21.9     21.9     21.9     22.0     22.2     22.5     23.0     23.0     23.1     23.4
1948     23.7     23.5     23.4     23.8     23.9     24.1     24.4     24.5     24.5     24.4     24.2     24.1
1949     24.0     23.8     23.8     23.9     23.8     23.9     23.7     23.8     23.9     23.7     23.8     23.6
1950     23.5     23.5     23.6     23.6     23.7     23.8     24.1     24.3     24.4     24.6     24.7     25.0

1951     25.4     25.7     25.8     25.8     25.9     25.9     25.9     25.9     26.1     26.2     26.4     26.5
1952     26.5     26.3     26.3     26.4     26.4     26.5     26.7     26.7     26.7     26.7     26.7     26.7
1953     26.6     26.5     26.6     26.6     26.7     26.8     26.8     26.9     26.9     26.0     26.9     26.9
1954     26.9     26.9     26.9     26.8     26.9     26.9     26.9     26.9     26.8     26.8     26.8     26.7
1955     26.7     26.7     26.7     26.7     26.7     26.7     26.8     26.8     26.9     26.9     26.9     26.8

1956     26.8     26.8     26.8     26.9     27.0     27.2     27.4     27.3     27.4     27.5     27.5     27.6
1957     27.6     27.7     27.8     27.9     28.0     28.1     28.3     28.3     28.3     28.3     28.4     28.4
1958     28.6     28.6     28.8     28.9     28.9     28.9     29.0     28.9     28.9     28.9     29.0     28.9
1959     29.0     28.9     28.9     29.0     29.0     29.1     29.2     29.2     29.3     29.4     29.4     29.4
1960     29.3     29.4     29.4     29.5     29.5     29.6     29.6     29.6     29.6     29.8     29.8     29.8

1961     29.8     29.8     29.8     29.8     29.8     29.8     30.0     29.9     30.0     30.0     30.0     30.0
1962     30.0     30.1     30.1     30.2     30.2     30.2     30.3     30.3     30.4     30.4     30.4     30.4
1963     30.4     30.4     30.5     30.5     30.5     30.6     30.7     30.7     30.7     30.8     30.8     30.9
1964     30.9     30.9     30.9     30.9     30.9     31.0     31.1     31.0     31.1     31.1     31.2     31.2
1965     31.2     31.2     31.3     31.4     31.4     31.6     31.6     31.6     31.6     31.7     31.7     31.8

1966     31.8     32.0     32.1     32.3     32.3     32.4     32.5     32.7     32.7     32.9     32.9     32.9
1967     32.9     32.9     33.0     33.1     33.2     33.3     33.4     33.5     33.6     33.7     33.8     33.9
1968     34.1     34.2     34.3     34.4     34.5     34.7     34.9     35.0     35.1     35.3     35.4     35.5
1969     35.6     35.8     36.1     36.3     36.4     36.6     36.8     37.0     37.1     37.3     37.5     37.7
1970     37.8     38.0     38.2     38.5     38.6     38.8     39.0     39.0     39.2     39.4     39.6     39.8

1971     39.8     39.9     40.0     40.1     40.3     40.6     40.7     40.8     40.8     40.9     40.9     41.1
1972     41.1     41.3     41.4     41.5     41.6     41.7     41.9     42.0     42.1     42.3     42.4     42.5


1934      13.4      1.5      3.1
1935      13.7      3.0      2.2

1936      13.9      1.4      1.5
1937      14.4      2.9      3.6
1938      14.1     -2.8     -2.1
1939      13.9      0.0     -1.4
1940      14.0      0.7      0.7

1941      14.7      9.9      5.0
1942      16.3      9.0     10.9
1943      17.3      3.0      6.1
1944      17.6      2.3      1.7
1945      18.0      2.2      2.3

1946      19.5     18.1      8.3
1947      22.3      8.8     14.4
1948      24.1      3.0      8.1
1949      23.8     -2.1     -1.2
1950      24.1      5.9      1.3

1951      26.0      6.0      7.9
1952      26.5      0.8      1.9
1953      26.7      0.7      0.8
1954      26.9     -0.7      0.7
1955      26.8      0.4     -0.4

1956      27.2      3.0      1.5
1957      28.1      2.9      3.3
1958      28.9      1.8      2.8
1959      29.1      1.7      0.7
1960      29.6      1.4      1.7

1961      29.9      0.7      1.0
1962      30.2      1.3      1.0
1963      30.6      1.6      1.3
1964      31.0      1.0      1.3
1965      31.5      1.9      1.6

1966      32.4      3.5      2.9
1967      33.4      3.0      3.1
1968      34.8      4.7      4.2
1969      36.7      6.2      5.5
1970      38.8      5.6      5.7

1971      40.5      3.3      4.4
1972      41.8      3.4      3.2

1973   42.6    42.9    43.3    43.6    43.9    44.2    44.3    45.1   45.2   45.6   45.9   46.2                   44.4    8.7    6.2
1974   46.6    47.2    47.8    48.0    48.6    49.0    49.4    50.0   50.6   51.1   51.5   51.9                   49.3   12.3   11.0
1975   52.1    52.5    52.7    52.9    53.2    53.6    54.2    54.3   54.6   54.9   55.3   55.5                   53.0    6.9    9.1

1976   55.6    55.8    55.9    56.1    56.5    56.8    57.1    57.4   57.6   57.9   58.0   58.2                   56.9    4.9    5.8
1977   58.5    59.1    59.5    60.0    60.3    60.7    61.0    61.2   61.4   61.6   61.9   62.1                   60.6    6.7    6.5
1978   62.5    62.9    63.4    63.9    64.5    65.2    65.7    66.0   66.5   67.1   67.4   67.7                   65.2    9.0    7.6
1979   68.3    69.1    69.8    70.6    71.5    72.3    73.1    73.8   74.6   75.2   75.9   76.7                   72.6   13.3   11.3
1980   77.8    78.9    80.1    81.0    81.8    82.7    82.7    83.3   84.0   84.8   85.5   86.3                   82.4   12.5   13.5

1981   87.0    87.9    88.5    89.1    89.8    90.6    91.6    92.3   93.2   93.4   93.7   94.0                   90.9    8.9   10.3
1982   94.3    94.6    94.5    94.9    95.8    97.0    97.5    97.7   97.9   98.2   98.0   97.6                   96.5    3.8    6.2
1983   97.8    97.9    97.9    98.6    99.2    99.5    99.9   100.2  100.7  101.0  101.2  101.3                   99.6    3.8    3.2
1984  101.9   102.4   102.6   103.1   103.4   103.7   104.1   104.5  105.0  105.3  105.3  105.9   102.9   104.9  103.9    3.9    4.3
1985  105.5   106.0   106.4   106.9   107.3   107.6   107.8   108.0  108.3  108.7  109.0  109.3   106.6   108.5  107.6    3.8    3.6

1986  109.6   109.3   108.8   108.6   108.9   109.5   109.5   109.7  110.2  110.3  110.4  110.5   109.1   110.1  109.6    1.1    1.9
1987  111.2   111.6   112.1   112.7   113.1   113.5   113.8   114.4  115.0  115.3  115.4  115.4   112.4   114.9  113.6    4.4    3.6
1988  115.7   116.0   116.5   117.1   117.5   118.0   118.5   119.0  119.8  120.2  120.3  120.5   116.8   119.7  118.3    4.4    4.1
1989  121.1   121.6   122.3   123.1   123.8   124.1   124.4   124.6  125.0  125.6  125.9  126.1   122.7   125.3  124.0    4.6    4.8
1990  127.4   128.0   128.7   128.9   129.2   129.9   130.4   131.6  132.7  133.5  133.8  133.8   128.7   132.6  130.7    6.1    5.4

1991  134.6   134.8   135.0   135.2   135.6   136.0   136.2   136.6  137.2  137.4  137.8  137.9   135.2   137.2  136.2    3.1    4.2
1992  138.1   138.6   139.3   139.5   139.7   140.2   140.5   140.9  141.3  141.8  142.0  141.9   139.2   141.4  140.3    2.9    3.0
1993  142.6   143.1   143.6   144.0   144.2   144.4   144.4   144.8  145.1  145.7  145.8  145.8   143.7   145.3  144.5    2.7    3.0
1994  146.2   146.7   147.2   147.4   147.5   148.0   148.4   149.4  149.4  149.5  149.7  149.7   147.2   149.3  148.2    2.7    2.6
1995  150.3   150.9   151.4   151.9   152.2   152.5   152.5   152.9  153.2  153.7  153.6  153.5   151.5   153.2  152.4    2.5    2.8

1996  154.4   154.9   155.7   156.3   156.6   156.7   157.0   157.3  157.8  158.3  158.6  158.6   155.8   157.9  156.9    3.3    3.0
1997  159.1   159.6   160.0   160.2   160.1   160.3   160.5   160.8  161.2  161.6  161.5  161.3   159.9   161.2  160.5    1.7    2.3
1998  161.6   161.9   162.2   162.5   162.8   163.0   163.2   163.4  163.6  164.0  164.0  163.9   162.3          163.0    1.6    1.6


                                   Exhibit D
                                   ---------

                                    to the

                                 MASTER LEASE
                                 ------------


                      SPECIAL FORM INSURANCE ENDORSEMENT

--------------------------------------------------------------------------------
[LOGO OF ACORD]                                            DATE(MM/DD/YY)
                                                                2/22/99
--------------------------------------------------------------------------------
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
--------------------------------------------------------------------------------
PRODUCER       PHONE                            COMPANY
               (A/C, No. Ext): (610)902-5000    ATLANTIC MUTUAL
               -----------------------------
THE SIMKISS AGENCY, INC.
150 RADNOR-CHESTER ROAD
ST. DAVIDS, PA 19087-8710

--------------------------------------------
CODE:                SUB CODE:
--------------------------------------------
AGENCY
CUSTOMER ID. #:
--------------------------------------------
INSURED                                         LOAN NUMBER    POLICY NUMBER
                                                               496-30-10-24
    BRYN MAWR TRUST COMPANY                     --------------------------------
    801 LANCASTER AVENUE                        EFFECTIVE DATE   EXPIRATION DATE
    BRYN MAWR PA 19010                            02/23/99           07/08/99
                                                [_] CONTINUED UNTIL
                                                    TERMINATED IF CHECKED
                                                --------------------------------
                                                THIS REPLACES PRIOR EVIDENCE
                                                DATED:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOCATION/DESCRIPTION

#2 & #6 BRYN MAWR AVENUE
BRYN MAWR, PA 19010

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      COVERAGE/PERILS/ FORMS                AMOUNT OF INSURANCE    DEDUCTIBLE
--------------------------------------------------------------------------------
BLANKET BUILDING SPECIAL PERILS/AGREED
VALUE REPLACEMENT COST VALUATION/INCL.
FLOOD & QUAKE, BOILER AND MACHINERY/DEBRIS
REMOVAL/ ORDINANCE & LAW/BACK UP OF
SEWER DRAINS #2 BRYN MAWR AVE. &
#6 BRYN MAWR AVE.                                 $2,300,000          $5,000

BLANKET RENTAL VALUE COVERAGE/ACTUAL LOSS
SUSTAINED #2 BRYN MAWR AVE. & #6 BRYN
MAWR AVE.                                            315,000             N/A

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ANTHONY J. MARCOZZI AND THE REAL VIKING, INC. ARE ADDITIONAL NAMED INSURED, LOSS PAYEE WITH RESPECT TO BUILDINGS #2 AND #6 BRYN MAWR AVE., BRYN MAWR, PA 19010 ATIMA


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICES, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NAME AND ADDRESS                      [_]MORTGAGEE   [X] ADDITIONAL INSURED
                                      [x]LOSS PAYEE  [_]
    ANTHONY J. MARCOZZI               ------------------------------------------
    THE REAL VIKING INC.              LOAN #
    41 CRICKET AVE
    PO BOX 647                        ------------------------------------------
    ARDMORE PA 19003                  AUTHORIZED REPRESENTATIVE

                                      /s/ William Fo'brie
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO OF ACORD]                                        DATE (MM/DD/YY)
                                                             2/22/99
--------------------------------------------------------------------------------
PRODUCER

  THE SIMKISS AGENCY, INC.
  150 RADNOR CHESTER ROAD
  ST. DAVIDS, PA 19087-8710

--------------------------------------------------------------------------------
INSURED  THE BRYN MAWR TRUST COMPANY
         801 LANCASTER AVENUE
         BRYN MAWR, PA 19010

--------------------------------------------------------------------------------
THIS CERTIFICATE IS ISSUED AS A MATER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
--------------------------------------------------------------------------------
                         COMPANIES AFFORDING COVERAGE
--------------------------------------------------------------------------------
COMPANY
   A        ATLANTIC MUTUAL INSURANCE COMPANY
--------------------------------------------------------------------------------
COMPANY
   B
--------------------------------------------------------------------------------
COMPANY
   C
--------------------------------------------------------------------------------
COMPANY
   D
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
CO                                                     POLICY EFFECTIVE  POLICY EFFECTIVE
LTR  TYPE OF INSURANCE                 POLICY NUMBER    DATE(MM/DD/YY)    DATE(MM/DD/YY)                   LIMITS
-------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                  498301024*          7/8/98           7/8/99          GENERAL AGGREGATE     $  1,000,000
 A   [x] COMMERCIAL GENERAL LIABILITY                                                        PRODUCTS.COMP/OP AGG  $  1,000,000
     [_][_]CLAIMS MADE [x]OCCUR                                                              PERSONAL & ADY INJURY $  1,000,000
     [_] OWNERS & CONTRACTORS PRO                                                            EACH OCCURENCE        $  1,000,000
     [_] ________________________                                                            FIRE DAMAGE
                                                                                              (Any one fire)       $     50,000
     [_]                                                                                     MED EXP
                                                                                              (Any one person)     $     10,000
-------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY               498301024           7/8/98           7/8/99
 a   [x] ANY AUTO                                                                            COMBINED SINGLE LIMIT $  1,000,000
     [_] ALL OWNED AUTOS                                                                     BODILY INJURY         $
     [_] SCHEDULED AUTOS                                                                     (Per Person)
     [_] HIRED AUTOS                                                                         BODILY INJURY         $
     [_] NON-OWNED AUTOS                                                                     (Per accident)
     [_] ______________                                                                      PROPERTY DAMAGE       $
     [_]
-------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY                                                                        AUTO ONLY - EA
                                                                                               ACCIDENT            $
     [_]ANY AUTO                                                                             OTHER THAN AUTO ONLY
     [_]________________                                                                         EACH ACCIDENT     $
     [_]                                                                                         AGGREGATE         $
-------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                   496301024*          7/6/98           7/8/99          EACH OCCURRENCE       $ 10,000,000
 A   [X] UMBRELLA FORM                                                                       AGGREGATE             $ 10,000,000
     [_] OTHER THAN UMBRELLA FORM                                                                                  $
-------------------------------------------------------------------------------------------------------------------------------
     WORKER'S COMPENSATION AND          401711058           7/8/98           7/8/99          WIC STATUTORY  OTHER
     EMPLOYERS' LIABILITY                                                                      LIMITS
 A                                                                                           EL EACH ACCIDENT      $    100,000
     THE PROPRIETOR/     [_] INCL                                                            EL INCREASE-POLICY
     PARTNERS/EXECUTIVE                                                                       LIMIT                $    500,000
     OFFICERS ARE        [_] EXCL.                                                           EL DECEASE-EA
                                                                                              EMPLOYEE             $    100,000
-------------------------------------------------------------------------------------------------------------------------------
     OTHER


-------------------------------------------------------------------------------------------------------------------------------

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
"ANTHONY J. MARCOZZI AND THE REAL VIKING, INC. ARE ADDITIONAL INSURED/LESSOR
 ON A PRIMARY BASIS WITH RESPECT TO THESE POLICIES FOR PREMISES AT #2 AND #6 BRYN MAWR AVENUE, BRYN MAWR, PA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  ANTHONY J. MARCOZZI
  THE REAL VIKING INC.
  41 CRICKET AVE
  PO BOX 847
ARDMORE PA 19003

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES ARE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT. BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENT OR REPRESENTATIVES.
--------------------------------------------------------------------------------
AUTHORIZED REPRESENTATIVE

/s/ William P. O'Neill
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------